Exhibit 99.1


Annual Statement as to Compliance


The following hereby certify that to the best of my knowledge, that
(i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the agreements attached hereto in Exhibit A have been made under the supervision of an officer of IndyMac Bank, F.S.B., and (ii) to the best of my knowledge, based on the review, IndyMac Bank, F.S.B., acting as Master Servicer, has fulfilled all its obligations under these agreements throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status thereof. The Trustee shall forward a copy of each compliance statement to each Rating Agency.


By:  /s/:  Robert Abramian
Robert Abramian
VP

By:  /s/:  Barbara Perez
Barbara Perez
SVP



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Exhibit A

IndyMac SPMD 2000-C
IndyMac SPMD 2001-A
IndyMac SPMD 2001-B
IndyMac SPMD 2001-C
IndyMac RAST 2002-A5
IndyMac RAST 2002-A7
IndyMac RAST 2002-L8
IndyMac RAST 2002-A11
IndyMac RAST 2002-A12
IndyMac RAST 2002-A13
IndyMac RAST 2002-A14
IndyMac RAST 2002-A15
IndyMac RAST 2002-A16
IndyMac SPMD 2002-A
IndyMac SPMD 2002-B
IndyMac RAST 2003-A1
IndyMac RAST 2003-A2
IndyMac RAST 2003-A3
IndyMac RAST 2003-A4
IndyMac RAST 2003-A5
IndyMac RAST 2003-A6
IndyMac RAST 2003-A7
IndyMac RAST 2003-A8
IndyMac RAST 2003-A9
IndyMac SPMD 2003-A
IndyMac RAST 2003-A10
IndyMac RAST 2003-A11
IndyMac RAST 2003-A12
IndyMac RAST 2003-A13
IndyMac RAST 2003-A14
IndyMac RAST 2003-A15
IndyMac Loan Trust 2003-L1
IndyMac RAST 2004-A1
IndyMac RAST 2004-A2
IndyMac RAST 2004-A3
IndyMac RAST 2004-A4
IndyMac RAST 2004-A5
IndyMac RAST 2004-A6
IndyMac RAST 2004-A7
IndyMac RAST 2004-A8
IndyMac RAST 2004-A9
IndyMac RAST 2004-A10
IndyMac Loan Trust 2004-L1
IndyMac Residential Asset Backed Trust 2004-LH1
IndyMac Rast 2004-INDYPORT1
IndyMac Rast 2004-INDYPORT2
IndyMac INDX 2004-AR1
IndyMac INDX 2004-AR2
IndyMac INDX 2004-AR3
IndyMac INDX 2004-AR4
IndyMac INDX 2004-AR5
IndyMac INDX 2004-AR6
IndyMac INDX 2004-AR7
IndyMac INDX 2004-AR8
IndyMac INDX 2004-AR9
IndyMac INDX 2004-AR10
IndyMac INDX 2004-AR11
IndyMac INDX 2004-AR12
IndyMac INDX 2004-AR13
IndyMac INDX 2004-AR14
IndyMac INDX 2004-AR15
INDYMAC SPMD 2004-A
INDYMAC SPMD 2004-B
INDYMAC SPMD 2004-C